Exhibit 10.17

Trademark License Agreement
(English Translation)

Licensor (Party A): Shandong Institute of Biological Products

Licensee (Party B): Shandong Taibang Biological Products Co. Ltd.

Under section 40 of Trademark Law of People’s Republic of China and section 43 of Implementing Rules of the Trademark Law of the People’s Republic of China, this Trademark License Agreement is made by and between Party A and Party B as follows.

1.     Party A hereby authorizes Party B to use its registered trademark "Lu Yu, Trademark no. 784097" under category 5 imprinted on the products of (1) human-use medicine, (2) biopreparate and (3) blood products.

"Logo displayed"

2.     The term of license hereby granted shall be effective on February 27, 2007 until February 27, 2009. On the expiry this license, if need prolong the time of usage, Party A and Party B should mutually agree to extend the license and sign the Trademark License Agreement.

3.     Party A is entitled to supervise the quality of the products using the trademark by Party B. Party B should ensure the quality of the products using the trademark. The measure is that Party A should randomly check each batch of the products using the trademark. If it fails to meet the national standard, Party A shall terminate the right of usage of its trademark.

4.     Party B must display its own company name and place of manufacture on its products when using the trademark.

5.     Party B must not alter the words, logo or its combination of the trademark and must not use beyond the permissible scope of the trademark granted by Party A.

6.     Without authorization of Party A, Party B must not allow third party use this trademark no matter in any form or any reason.

7.     Party B shall print the trademark by itself.

8.     Fee and payment: Free

9.     If the agreement shall be terminated in advance, both Parties shall notify the Trademark Office and local County Industry and Commerce of Administration Bureau in written notice within one month.

10.    Liability for breach of contract: assumed by Party B

11.    Disputes: negotiation

12.    Other items: None

This agreement should be in quadruplicate. Within three months from signing of this Agreement, Party A and Party B should individually send the agreement counterpart to its local County Industry and Commerce of Administration Bureau. Party A should send one copy to the Trademark Office for record.

Name of Licensor (Party A)	Name of Licensee (Party B)
Shandong Institute of Biological Product	Shandong Taibang Biological Products Co. Ltd.

Signed	Signed
Legal Representative	Legal Representative
Address: No. 14, East Hushan Road, Taian City	Address: No. 14, East Hushan Road, Taian City